Exhibit 14(c)

CONSENT OF WILLKIE FARR & GALLAGHER LLP

We hereby consent to the reference to our Firm under the heading “Other Service Providers” in the Combined Prospectus/Information Statement filed on Form N-14.

/s/ Willkie Farr & Gallagher LLP
Willkie Farr & Gallagher LLP

New York, New York

December 22, 2014